UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

July 1, 2003

Ask Jeeves, Inc.

(Exact Name of Registrant As Specified in its Charter)

Delaware	000-26521	94-3334199

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5858 Horton Street, Suite 350
Emeryville, California 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 985-7400

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report.)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

          On July 1, 2003, Ask Jeeves, Inc. (the “Registrant”) completed the sale of certain assets used in the Registrant’s Jeeves Solutions business to Kanisa Inc. (“Kanisa”) pursuant to an Asset Purchase Agreement dated May 28, 2003, by and between the Registrant and Kanisa. The sold assets included, among other things, tangible personal property, inventory, accounts receivable, software and business contracts. In exchange for the sale of such assets, the Registrant received $3,409,875 in cash at the closing and a promissory note for up to $750,000 which is payable, subject to certain set-off provisions, one year from the date of closing. The amount payable under the note is currently expected to be $525,000, subject to certain upward or downward adjustments, but in no event shall the amount payable under the note exceed $750,000.

          On July 1, 2003, the Registrant issued a press release regarding the sale of these assets to Kanisa. The press release is incorporated herein to this Form 8-K by reference and a copy of the press release is attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)	Financial Statements of Business Acquired

Not applicable.

(b)	Pro Forma Financial Information

          Pro forma financial information regarding the disposition of Jeeves Solutions division was previously provided by the Registrant in its Current Report on Form 8-K dated May 29, 2003, filed with the Securities and Exchange Commission on May 29, 2003.

(c)	Exhibits

Exhibit	Description

10.1	Asset Purchase Agreement dated May 28, 2003 by and between Ask Jeeves, Inc. and Kanisa Inc. – previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated May 29, 2003, filed with the Securities and Exchange Commission on May 29, 2003, and incorporated herein by reference.

99.1	Press release of Ask Jeeves, Inc. dated July 1, 2003.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ASK JEEVES, INC. (Registrant)

Date: July 2, 2003	By:	/s/ Brett M. Robertson

Brett M. Robertson General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Asset Purchase Agreement dated May 28, 2003 by and between Ask Jeeves, Inc. and Kanisa Inc. – previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated May 29, 2003, filed with the Securities and Exchange Commission on May 29, 2003, and incorporated herein by reference.

99.1	Press release of Ask Jeeves, Inc. dated July 1, 2003.

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